SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: (Date of Earliest Event Reported) February 27, 2004

PANHANDLE ROYALTY COMPANY

(Exact name of registrant as specified in its charter)

OKLAHOMA	0-9116	73-1055775

(State of Incorporation)	(Commission File) Number	(I.R.S. Employer Identification No.)

Grand Centre Suite 210, 5400 North Grand Blvd., Oklahoma City, OK 73112

(Address of principal executive offices)

Registrant’s telephone number including area code:	(405) 948-1560

ITEM 5 OTHER EVENTS
SIGNATURES

Panhandle Royalty Company
FORM 8-K
February 27, 2004

ITEM 5 OTHER EVENTS

     This Form 8-K contains the Company’s press release, dated on February 27, 2004, which is a summary of the annual shareholders meeting held on the same date.

OKLAHOMA CITY, OK– PANHANDLE ROYALTY COMPANY (AMEX-PHX) shareholders today at their annual meeting approved an increase in the number of authorized shares from 6,000,000 to 12,000,000 and a two for one stock split of the outstanding class A common stock. Effective date for the stock split is to be April 1, 2004. The stock transfer agent is expected to mail the new split share certificates on or about April 15, 2004.

Company shareholders also reelected to new three-year terms as directors; Michael A. Cawley, Ben D. Hare and Robert O. Lorenz.

Additional highlights of the meeting conducted by chairman, Jerry Smith, were financial and operating highlights for fiscal 2003, the first quarter of fiscal 2004, and updates through mid February on Company operations. Michael Coffman, Vice President and CFO, reviewed the financial data from a slide presentation and answered questions from shareholders. HW Peace II, President and CEO, reviewed well activity, mineral and leasehold highlights and made a presentation concerning his belief that a new base price for oil and gas has been established during the past four years at about $26 per barrel of oil and $4 per MCF of gas. He further indicated Panhandle’s finding cost of new wells added last year for all types of proven reserves was $6.58 per equivalent barrel (BOE) with lifting cost being about $5.30 per equivalent barrel (BOE). The approximate $12 per BOE cost provides a differential of about $14 per BOE from the $26 received per BOE. That differential is being used to reduce debt, pay dividends, pay overhead and taxes, acquire new fee minerals and leases and retain cash for potential future acquisitions.

Mr. Peace stated, the Board had approved a fiscal 2004 drilling budget of $8,000,000 with the expectation that the Company would see an increase in completed working interest wells of about 12% to 150. Through the first third of fiscal 2004, there have been 54 working interest wells completed with only 6 being dry holes for a success rate of 89%. There have been 53 successful royalty interest only wells from a total of 56 such wells for a success rate of 94%.

Mr. Peace closed his presentation by stating his belief that the higher oil and gas prices are here to stay, at least until the 2008-2010 time period. This was based upon the inability of the United States to produce enough gas to meet growing demand with Canada being unable to increase their exports to the U.S. He suggested it would take at least the next four to six years to build an Alaska gas

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pipeline to the lower 48 states and construct a dozen new liquefied natural gas terminals to meet growth demand for natural gas. During this period companies such as Panhandle, which receives over 80%

Panhandle Royalty Company
FORM 8-K
February 27, 2004

of its oil and gas revenue from gas should greatly benefit from the new $4 per MCF base gas price. He further stated he believed the new base price will impact the price paid for reserve acquisitions raising them from today’s $1.10 to $1.50/MCFE price to $2.00 to $2.25/MCFE by 2008 to 2010.

Panhandle Royalty Company (AMEX-PHX) is a publicly held diversified mineral holding company engaged in the acquisition, ownership, management and development of its fee minerals. It actively participates in the exploration, drilling, production and acquisition of hydrocarbons on internally and externally generated prospects. Its stock is traded on the American Stock Exchange under the symbol PHX. The Company’s office is located in Oklahoma City while its mineral holdings and production are situated in Oklahoma, New Mexico, Texas and 19 other states.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANHANDLE ROYALTY COMPANY
/s/ Michael C. Coffman
DATE: February 27, 2004	Michael C. Coffman, Vice President
Chief Financial Officer, Secretary & Treasurer

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